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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated November 21, 1997, included in Oneita Industries, Inc.'s Form 10K for the year ended September 27, 1997, and to the incorporation by reference of our report into the Company's previously filed Registration Statements on Form S-8 (Registration No. 33-30576, 33-34778, 33-62970 and 33-75834) and Registration
Statements on Form S-3 (Registration Nos. 33-88600 and 33-70524), and to all references to our Firm included in these Registration Statements.



/s/ Arthur Andersen LLP


Columbia, South Carolina,
December 30, 1997.